EXHIBIT 99.1
                                                                    ------------

For further information, please contact:
Edward H. Sibbald, Executive Vice President
(708) 865-1053

               MIDWEST BANC HOLDINGS, INC. REPORTS 16.1% INCREASE
                    IN FIRST QUARTER 2001 EARNINGS PER SHARE

(Melrose Park, IL -- April 16, 2001). Midwest Banc Holdings, Inc. (NASDAQ:
MBHI), a community-based bank holding company, announced a 16.1% increase in earnings per share for the first quarter in 2001 compared to the similar period in 2000.

Net income was $3,862,000 for the three months ended March 31, 2001 or 13.5% higher than the $3,403,000 earned for the three months ended March 31, 2000. Earnings per share (diluted) for the three months ended March 31, 2001 was $.36 -- an increase of 16.1% over the $.31 a share (diluted) reported for the comparable period in 2000. The return on assets was 1.06% with a return on average equity of 18.26% during the first quarter in 2001.

Total assets reached $1.52 billion at March 31, 2001 -- an increase of $54.0 million or 3.7% during the first quarter in 2001. Assets increased 14.3% or $189.9 million during the twelve month period ended March 31, 2001. Loans increased 6.1% or $50.3 million to $874.9 million at March 31, 2001 compared to $824.6 million at December 31, 2000. Loans increased 26.6% or $184.1 million during the twelve month period ended March 31, 2001. Deposits increased 3.6% or $38.8 million to $1.12 billion at March 31, 2001. Deposits increased 14.1% or $138.7 million during the twelve months ended March 31, 2001.

Net interest income increased $113,000 or 1.0% in the first quarter of 2001 compared to the similar period in 2000. The net interest margin decreased from 3.80% for the first quarter in 2000 to 3.41% for the first quarter of 2001. The decrease in interest margin was primarily due to higher rates on deposits and borrowings in the first quarter of 2001 compared to the similar period in 2000. During the first quarter of 2001, the yield on earning assets increased eight basis points compared to the similar period in 2000.

Excluding security gains, fee-based income increased $402,000 or 28.9% on a comparable first quarter 2000-to-2001 basis. The growth in fee-based income was due to increases in bank service fees, trust services, mortgage loan origination fees and the cash surrender value of bank owned life insurance. Securities and trading account gains were $431,000 in the first quarter of 2001 compared to $187,000 during the first quarter of 2000.

Operating expenses increased 2.5% from $7,210,000 in the first quarter of 2000 to $7,393,000 in the first quarter of 2001. Operating expenses were 2.02% and 2.26% of average assets during the first quarter of 2001 and 2000, respectively. Net overhead expenses as a percentage of average assets were 1.41% in the first quarter of 2001 and 1.77% for the first quarter in 2000. Adjusting for securities gains, net overhead was 1.53% and 1.82% of average assets in the first quarter of 2001 and 2000, respectively.

The allowance for loan losses was $9,040,000 or 1.03% of total loans at March 31, 2001, compared to $8,593,000 or 1.04% of total loans at December 31, 2000. The provision for loan losses was $509,000 in the first quarter of 2001, or .24% of average loans compared to a provision for loan losses of $355,000 taken during the similar period in 2000.

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PRESS RELEASE FOR IMMEDIATE DISTRIBUTION
2001 FIRST QUARTER EARNINGS
PAGE 2 OF 2

Net charge-offs were $62,000 or .03% of average loans during the first quarter of 2001 compared to $478,000 or .29% of average loans in the first quarter in 2000. Total nonperforming loans (nonaccruals and loans 90 days or more past due) were $1,977,000 or .23% and .13% of total loans and assets, respectively at March 31, 2001. The allowance for loan losses was 457.3% of nonperforming loans at March 31, 2001 compared to 381.9% at December 31, 2000 and 352.8% at March 31, 2000. The allowance for loan losses was 424.2% of nonperforming assets at March 31, 2001 compared to 252.5% at December 31, 2000 and 146.5% at March 31, 2000.

Midwest Banc Holdings, Inc. ("The Company") provides a wide range of banking services, personal and corporate trust services, residential mortgage origination, insurance and limited securities brokerage activities throughout the greater Chicago metropolitan area and Western Illinois. The company's four principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Bank of Hinsdale, Midwest Bank of McHenry County and Midwest Bank of Western Illinois.

This press release may contain certain "Forward-Looking Statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and should be reviewed in conjunction with the Company's Annual Report on Form 10-K and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth certain risks and uncertainties related to the Company's business which should be considered in evaluating "Forward-Looking Statements."

                                       ###

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                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                          QUARTER ENDED MARCH 31, 2001
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                THREE MONTHS ENDED             2000-2001 COMPARISON
                                                            -------------------------       --------------------------
                                                             3-31-01         3-31-00        $ CHANGE         % CHANGE
                                                            ---------       ---------       ---------        ---------
                                                            UNAUDITED       UNAUDITED

INCOME STATEMENT SUMMARY
   Interest income...................................        $ 28,647        $ 24,824        $  3,823            15.4%
   Interest expense..................................          17,325          13,615           3,710            27.2%
                                                             --------        --------        --------         -------
   Net interest income...............................          11,322          11,209             113             1.0%
   Provision for loan losses.........................             509             355             154            43.4%
   Other income......................................           2,223           1,577             646            41.0%
   Other expenses....................................           7,393           7,210             183             2.5%
   Income before income taxes........................           5,643           5,221             422             8.1%
   Income taxes......................................           1,781           1,818             (37)           -2.0%
                                                             --------        --------        --------         -------
   Net income........................................           3,862           3,403             459            13.5%
                                                             --------        --------        --------         -------
   Cash net income...................................           3,945           3,472             473            13.6%
                                                             ========        ========        ========         ========

PER SHARE DATA
   Basic Earnings....................................        $   0.36        $   0.31        $   0.05            16.1%
   Diluted Earnings..................................        $   0.36        $   0.31        $   0.05            16.1%
   Cash dividends declared...........................        $  0.150        $  0.125        $  0.025            20.0%

SELECTED FINANCIAL RATIOS
   Return on average assets..........................            1.06%           1.07%          -0.01%           -0.9%
   Return on average equity..........................           18.26%          20.86%          -2.60%          -12.5%
   Net interest margin (tax equivalent)..............            3.41%           3.80%          -0.39%          -10.3%
   Net overhead expense % average assets.............            1.41%           1.77%          -0.36%          -20.3%
   Efficiency ratio..................................           52.81%          54.97%          -2.16%           -3.9%

MARKET DATA
   Common stock shares outstanding...................          10,740          10,767             (27)           -0.3%
   Average common stock shares outstanding...........          10,740          10,839             (99)           -0.9%
   Stock price-end of period.........................        $  15.31        $  13.50        $   1.81            13.4%
   Market value-end of period........................        $164,429        $145,355        $ 19,075            13.1%

                           MIDWEST BANC HOLDINGS, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                          QUARTER ENDED MARCH 31, 2001
                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              3-31-01        12-31-00         3-31-00        2001 YTD
                                                              -------        --------         -------        --------
                                                             UNAUDITED       UNAUDITED       UNAUDITED        CHANGE

BALANCE SHEET SUMMARY
   Total assets......................................        $1,521,797      $1,467,770      $1,331,895       $  54,027
   Total earning assets..............................         1,430,996       1,371,519       1,257,236          59,477
   Average assets (YTD)..............................         1,482,797       1,370,386       1,283,618         112,411
   Total loans.......................................           874,944         824,632         690,880          50,312
   Allowance for loan losses.........................             9,040           8,593           7,444             447
   Total deposits....................................         1,124,588       1,085,786         985,913          38,802
   Borrowings (1)....................................           297,267         289,093         269,007           8,174
   Stockholders' equity..............................            88,051          82,576          68,547           5,475
   Tangible book value...............................            86,003          80,463          66,238           5,540
   Average equity (YTD)..............................            85,761          71,029          65,620          14,732

SELECTED FINANCIAL RATIOS
   Average equity to average assets..................              5.78%           5.18%           5.11%           0.60%
   Equity to assets-end of period....................              5.79%           5.63%           5.15%           0.16%
   Loans % deposits..................................             77.80%          75.95%          70.08%           1.85%
   Allowance for loan losses % total loans...........              1.03%           1.04%           1.08%          -0.01%
   Net chargeoffs % average loans....................              0.03%           0.11%           0.29%          -0.08%
   Nonperforming loans % total loans.................              0.23%           0.26%           0.31%          -0.03%
   Nonperforming assets % total assets...............              0.14%           0.23%           0.38%          -0.09%
   Allowance for loan losses % nonperforming
      loans..........................................             457.3%          381.9%          352.8%           75.3%
   Allowance for loan losses % nonperforming
      assets.........................................             424.2%          252.5%          146.5%          171.7%

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(1)   Includes Federal funds purchased, securities sold under repurchase agreements and obligations related to trust preferred stock outstanding.